                            [NATIONSBANK LETTERHEAD]
                                                                 EXHIBIT (10)-19

March 27, 1998



To:   MedPartners, Inc.

From: NationsBank, N.A., as Agent

Re:   Consent to waiver of Section 8.1 and Section 8.4(h)(1) of the Credit
      Agreement



Dear MedPartners, Inc.:

Effective March 27, 1998, the Required Lenders consented to the extension of the waiver of Section 8.1 and 8.4 (h)(1) of the Credit Agreement through May 29, 1998.

Thank you again for all your efforts.


Regards,


/s/ William D. Duke
---------------------
William D. Duke
Vice President


cc:   P. Clemens, MedPartners, Inc.